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                                                                    EXHIBIT 23.1


                      INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT

Hugoton Royalty Trust
Dallas, Texas

    As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements Nos. 333-81849 and 333-35830 on Form S-8 of XTO Energy Inc. of our report dated March 19, 2002, included in the Annual Report on Form 10-K of Hugoton Royalty Trust for the year ended December 31, 2001.



ARTHUR ANDERSEN LLP

Fort Worth, Texas
March 27, 2002